Exhibit 4-3
SUPPLEMENTAL INDENTURE AND GUARANTY RELEASE
     This SUPPLEMENTAL INDENTURE AND GUARANTY RELEASE (this “Release”), is made as of November 9, 2007, by HAYES LEMMERZ FINANCE LLC—LUXEMBOURG S.C.A. (the “Company”), each of the guarantors listed on the signature pages hereto (the “Guarantors”), and U.S. BANK NATIONAL ASSOCIATION, as Trustee (the “Trustee”).
R E C I T A L S
     WHEREAS, the Company, the Guarantors and the Trustee, among others, have entered into the Indenture, dated as of May 30, 2007 (as amended, modified or otherwise supplemented through the date hereof, the “Indenture”), relating to the Company’s 8-1/4% Senior Notes due 2015 (the “Notes”);
     WHEREAS, pursuant to Section 4.19 of the Indenture and a Guaranty Agreement dated October 25, 2007 (the “Frenos Guaranty”), Hayes Lemmerz International – Frenos, S.A. de C.V. (“Frenos”) is also a guarantor of the obligations of the Company with respect to the Notes;
     WHEREAS, on the date hereof HLI Brakes Holding Company, Inc. (“Brakes”) is selling to a third party, directly or indirectly, 100% of the Capital Stock of each of Frenos and Hayes Lemmerz International – Homer, Inc. (“Homer”), each of which, Frenos and Homer, is a Guarantor with respect to the Notes and both of which together are hereinafter referred to as the “Released Guarantors”;
     WHEREAS, Section 9.01 of the Indenture provides that the Indenture may be amended or supplemented without the consent of any Holder of the Notes in order to release Guarantors from their obligations with respect to the Notes;
     WHEREAS, Section 10.05 of the Indenture provides for the release of Guarantors from their guarantee obligations with respect to the Indenture and the Notes upon a sale of 100% of the Capital Stock of such Guarantors;
     WHEREAS, the net proceeds of a sale of 100% of the Capital Stock of such Guarantors is subject to all applicable provisions of the Indenture, including Section 4.13; and
     WHEREAS, the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel to the effect that the sale of 100% of the Capital Stock of each of the Released Guarantors was made in accordance with the provisions of the Indenture, including Section 4.13 thereof.
     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Capitalized terms used herein without definition shall have the respective meanings provided therefor in the Indenture.
     2. The Released Guarantors are released from their obligations with respect to the Indenture and the Notes, including their obligations as Guarantors thereunder and under the Frenos Guaranty.
     3. Except as expressly modified hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Release shall form a part of the Indenture for all purposes, and every Holder shall be bound hereby and entitled to the benefits hereof.
     4. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS RELEASE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     5. The Trustee assumes no responsibility for the correctness of the recitals in this Release.
[Signature page follows.]

     IN WITNESS WHEREOF, this Release has been duly executed by the parties hereto as of the date first written above.

HAYES LEMMERZ FINANCE LLC – LUXEMBOURG S.C.A. By: Hayes Lemmerz Finance LLC, Its Managing Shareholder
By:	/s/ Patrick C. Cauley
	Name:	Patrick C. Cauley
	Title:	Vice President

RELEASED GUARANTORS:

HLI BRAKES HOLDING COMPANY, INC.
By:	/s/ Patrick C. Cauley
	Name:	Patrick C. Cauley
	Title:	Vice President

HAYES LEMMERZ INTERNATIONAL – HOMER, INC.
By:	/s/ Patrick C. Cauley
	Name:	Patrick C. Cauley
	Title:	Vice President

HAYES LEMMERZ INTERNATIONAL – FRENOS, S.A. de C.V.
By:	/s/ John A. Salvette
	Name:	John A. Salvette
	Title:	Vice President

GUARANTORS:
HAYES LEMMERZ INTERNATIONAL, INC.
HLI PARENT COMPANY, INC.
HLI OPERATING COMPANY, INC.
HLI WHEELS HOLDING COMPANY, INC.
HLI POWERTRAIN HOLDING COMPANY, INC.
HLI COMMERCIAL HIGHWAY HOLDING COMPANY, INC.
HLI SERVICES HOLDING COMPANY, INC.
HLI SUSPENSION HOLDING COMPANY, INC.
HAYES LEMMERZ INTERNATIONAL — SEDALIA, INC.
HAYES LEMMERZ INTERNATIONAL — COMMERCIAL HIGHWAY, INC.
HAYES LEMMERZ INTERNATIONAL — CALIFORNIA, INC.
HAYES LEMMERZ INTERNATIONAL — GEORGIA, INC.
HAYES LEMMERZ INTERNATIONAL — HOWELL, INC.
HAYES LEMMERZ INTERNATIONAL — HUNTINGTON, INC.
HAYES LEMMERZ INTERNATIONAL — KENTUCKY, INC.
HAYES LEMMERZ INTERNATIONAL — LAREDO, INC.
HAYES LEMMERZ INTERNATIONAL — TECHNICAL CENTER, INC.
HAYES LEMMERZ INTERNATIONAL — WABASH, INC.
HAYES LEMMERZ INTERNATIONAL IMPORT, INC.
HLI REALTY, INC.
HLI NETHERLANDS HOLDINGS, INC.
HAYES LEMMERZ FINANCE LLC

By:	/s/ Patrick C. Cauley
	Name:	Patrick C. Cauley
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Thomas E. Tabor
	Name:	Thomas E. Tabor
	Title:	Vice President